Kaiser Federal Financial Group, Inc.
1359 N. Grand Avenue
Covina, California 91724-1016

For Additional Information Contact:
Dustin Luton, President and Chief Executive Officer
Jean M. Carandang, Chief Financial Officer
(626) 339-9663 x1207

KAISER FEDERAL FINANCIAL GROUP, INC. DECLARES QUARTERLY DIVIDEND

Covina, California – July 26, 2012 – Kaiser Federal Financial Group, Inc. (NASDAQ: KFFG) announced today that on July 25, 2012 its Board of Directors declared a quarterly cash dividend of $0.08 per share on its common stock.  The dividend will be paid on August 29, 2012 to the shareholders of record as of the close of business on August 13, 2012.

Kaiser Federal Financial Group, Inc. is the parent corporation for Kaiser Federal Bank, a federally chartered savings bank headquartered in Covina, California.  The Bank operates three full service branches and six financial service centers in California, as well as a statewide network of 58 ATMs.

Kaiser Federal Financial Group, Inc. stock trades on NASDAQ under the KFFG symbol.  For additional information, visit www.kffg.com or www.kaiserfederal.com.